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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 30, 2001



                            Husker Ag Processing, LLC
                   -------------------------------------------

             (Exact name of Registrant as specified in its charter)



           Nebraska                  333-60580               47-0836953
 ----------------------------       -----------          ------------------
 (State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)             File Number)         Identification No.)

      510 Locust Street
         P.O. Box 10
       Plainview, Nebraska                                      68769
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (402) 582-4446

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Item 1. Changes in Control of Registrant.

Not Applicable.

Item 2. Acquisition or Disposition of Assets.

Not Applicable.

Item 3. Bankruptcy or Receivership

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.






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Item 5. Other Events.

Execution of Fagen, Inc. Contract
---------------------------------

     On November 30, 2001, Husker Ag Processing, LLC (the "Company") executed its Design-Build Contract with Fagen, Inc., Granite Falls, Minnesota ("Fagen"). Under the Design-Build Contract, Fagen will act as the Company's design-builder and will construct a 20 million gallon per year ethanol plant for a contract price of $26.9 million, subject to adjustments made in accordance with the general conditions of the contract. The Company is responsible for construction of the administration building at the ethanol plant site; office, maintenance and power equipment required at the plant; and construction of an on-site rail spur. The Company also entered into a limited license to use the technology and information in the design and construction of the ethanol plant with ICM, Inc., a Kansas corporation.

     The Company will make payments to Fagen on a progress billing basis, based upon monthly applications for payment for all work performed as of the date of the application. The Company will retain 10% of the amount submitted in each payment application; but when 50% of the work has been completed ($13,450,000 aggregate payment), the Company will pay the full amount of each payment application, unless there is less than $1,345,000 total retainage. Upon substantial completion of the entire work, as defined in the Design-Build Contract, the Company will release all retained amounts, less an amount equal to the reasonable cost to complete all remaining items, and provided that Fagen has met the performance guarantee criteria set forth in the agreement, which includes a requirement that the plant operate at a rate of 20 million gallons per year of ethanol, based on a seven-day performance test. In accordance with the terms of the Design-Build Contract, the Company paid to Fagen a mobilization fee of $1 million (less a 10% retainage) on January 2, 2002, which is applied to the total contract price.

     Under the Design-Build Contract Fagen is entitled to an early completion bonus of $8,000 per day, for every day that substantial completion has been attained in advance of the scheduled substantial completion date, and the Company is entitled to liquidated damages of $8,000 per day, for each day that substantial completion extends beyond the scheduled substantial completion date. The scheduled substantial completion date is 485 calendar days after a valid owner's notice to proceed is given by the Company.

Completion of Public Offering
-----------------------------

     On December 1, 2001, the Company completed its public offering of membership units. Completion of the offering required the Company to raise at least $13 million from the sale of membership units and obtaining at least $20 million of debt financing necessary to complete the construction of the ethanol plant. Pending satisfaction of these conditions, all funds were held in escrow. The Company satisfied all conditions to closing and raised $14,402,000 from the sale of 14,402 membership units and secured up to $20 million in debt financing.

Debt Financing
--------------

     On December 19, 2001, the Company closed on its construction financing with Stearns Bank, N.A., St. Cloud, Minnesota. Under the Construction Loan Agreement with Stearns Bank, N.A. (the "Bank"), the Bank agrees to provide up to $20,000,000 of debt financing for the purpose of constructing a 20 million gallon per year ethanol plant. The construction loan is evidenced by a demand promissory note from the Company to the Bank, with a variable interest rate which follows the prime rate as published by the Wall Street Journal plus 1/4% (5.0%, as of December 19, 2001). The construction loan is for an 18-month period, ending June 19, 2003. The Bank's construction loan is secured by a first mortgage on the Company's real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, all personal property and general intangibles.

     The financing closing costs paid by the Company in connection with obtaining the construction loan included a 2% origination fee ($400,000 total, $50,000 of which had been previously paid by the Company), a 2% USDA guarantee fee ($240,000), plus third party expenses, such as title insurance, legal fees, appraisal, survey, taxes, and filing and recording fees. Total financing costs paid by the Company at the construction loan closing were $628,415.50 (not including $50,000 loan origination fee previously paid).

     Under the Construction Loan Agreement, the Company must use its equity funds prior to incurring construction loan indebtedness. In addition, the Construction Loan Agreement imposes a number of conditions which must be met by the Company on an on-going basis prior to the Bank's disbursement of loan funds, including

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providing the Bank with detailed budget and cash flow projections and construction schedule, as well as annual audited financial statements and monthly interim financial statements. The Bank has broad powers of discretion with respect to its disbursement of construction loan funds, depending upon the Company's compliance with the Construction Loan Agreement covenants and conditions.

     Upon the successful completion of construction of the ethanol plant, subject to required loan documentation, and no material adverse change in the Company's financial condition, the Bank has agreed to convert the construction loan into a permanent loan amortized over 10 years which will accrue interest as follows: (i) 60% ($12,000,000) at prime rate as published by the Wall Street Journal plus 1/4%, adjusted quarterly; and (ii) 40% ($8,000,000) at prime rate as published by the Wall Street Journal plus 1/4%, adjusted quarterly, with a floor of 6.5% and a ceiling of 9.95% for five years beginning July 6, 2001. At the end of five years the floor and ceiling will adjust to the same spread, plus or minus, prime rate as published by the Wall Street Journal at that time.

     The permanent loan is subject to a 60% USDA guaranteed loan ($12 million). If the USDA declines the loan, the Bank would proceed with a conventional permanent loan. Any prepayment of the permanent loan by the Company would be subject to a 5% (of loan balance) prepayment premium in year one, 4% premium in year two, 3% premium in year three, 2% premium in year four, and 1% premium in year five.

Appointment of New Directors
----------------------------

     On December 19, 2001, the Company amended its operating agreement to expand the Board of Directors to include four additional director seats. Then operating agreement, as amended, provides that the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, with Class I consisting of five (5) directors and Class II and Class III each consisting of four (4) directors. Duly elected and qualified Class I directors shall serve until the 2002 annual meeting of members and, thereafter, the terms of the Class I directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class II directors shall serve until the 2003 annual meeting of Members and, thereafter, the terms of Class II directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class III directors shall serve until the 2004 annual meeting of Members and thereafter, the terms of Class III directors shall extend until the third succeeding annual meeting after each election of such directors.

     On December 19, 2001, the Board appointed James Hall to fill one of the two Class I vacancies, Dean Sapp to fill the Class II vacancy and Lee Sapp to fill the Class III vacancy. Lee Sapp is affiliated with Sapp Bros. Investments, LLC, which purchased 2,540 membership units in the Company's public offering, which equals 16.58% of the Company's currently issued and outstanding membership units. Dean Sapp purchased 500 membership units in the Company's public offering, which equals 3.26% of the Company's currently issued and outstanding membership units. Mr. Hall is Vice President of CORN-er Stone Farmers Coop, Luverne, Minnesota, which purchased 1,500 membership units in the Company's public offering, which equals 9.79% of the Company's currently issued and outstanding membership units. Mr. Hall also purchased 110 membership units which represents .72% of the Company's currently issued and outstanding membership units. On January 8, 2002, the Board appointed O. Wayne Mitchell to fill the remaining Class I vacancy. Mr. Mitchell is the Vice President of Technology and Business Development for Fagen, Inc., which is the Company's design-build contractor, and which purchased 1,000 membership units in the Company's public offering, constituting 6.52% of the Company's issued and outstanding membership units. The above referenced members requested representation on the Company's Board of Directors in light of their significant investments in the Company. The designation of class of director was done pursuant to a random drawing among the new Board members.

     Dean Sapp, age 71, of Omaha, Nebraska, is currently the President of Sapp Bros. Trucks, Inc., a used truck and new trailer dealer in Omaha, Nebraska. Mr. Sapp also serves as a director on the Sapp Bros. Trucks, Inc. Board of Directors. He is also the founder and a current stockholder in the Sapp Bros. Truck Stops, Sapp Bros. Petroleum and several other companies. Mr. Sapp's business experience began in 1954 when he worked for a frozen food distributor out of Kansas City, Kansas. Between 1963 and 1998, Mr. Sapp owned and operated a car and truck dealership in Blair, Nebraska which he later moved to Omaha, Nebraska.

     Lee Sapp, age 73, of Omaha, Nebraska currently serves as a director on the Sapp Bros. Truck Stops, Inc. Board of Directors. Mr. Sapp started in the food business in 1952 and in 1960, Mr. Sapp opened a Ford auto dealership. His business experience includes involvement with Sapp Bros. Truck Stops, Inc., a GMC truck business and Sapp Bros. Petroleum. Mr. Sapp also has experience in the banking and insurance industries resulting from his involvement with Sapp City Bank and Lee Sapp Leasing, Inc.






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     James Hall, age 56, of Sioux Falls, South Dakota, is currently the Vice
President of CORN-er Stone Farmers Coop. Mr. Hall has been a farmer for thirty-eight years in Southeast South Dakota. Mr. Hall is also currently President of the Lincoln County Farm Bureau and the Lincoln County Soybean Association.

     O. Wayne Mitchell, age 46, of Willmar, Minnesota, is currently the Vice President, Technology and Business Development for Fagen, Inc. and has worked for Fagen since June 2000. Prior to joining Fagen, he served as Process Team Leader from May 1998 to June 2000 for Reilly Industries, Inc., where he directed multidisciplinary teams engaged in chemical process research and development. From March 1998 to June 2000, Mr. Mitchell was President and owner of Solid Rock Consulting, LLC, a private company providing consulting services to the ethanol industry. Solid Rock Consulting is currently inactive. From May 1996 to May 1998, he worked as Plant Manager and Quality Assurance Manager for Micronutrients, LLC, an animal feed supplement manufacturer. From January 1993 to May 1996, he served as the Design Engineer for Broin and Associates, Inc., where he performed detailed process design and start-up of dry grind ethanol plants. From August 1991 to January 1993, he served as senior environmental project engineer for Heritage Environmental Services, Inc. where he was involved in environmental consulting and project management at major oil refineries. Prior to that, Mr. Mitchell served as an area manager for Ethyl Corporation. Mr. Mitchell also servers on the Board of Directors of Golden Triangle Energy, LLC, an ethanol plant in Craig, Nebraska and Badger State Ethanol, LLC, an ethanol plant in Monroe, Wisconsin.

Item 6. Resignation of Registrant's Directors.

Not Applicable.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

     Exhibits 99(i) Press release of December 3, 2001

Item 8. Change in Fiscal Year

Not Applicable.

Item 9. Regulation FD Disclosure

Not Applicable.








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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    HUSKER AG PROCESSING, LLC


Dated:  January 14, 2002            By:  /s/ Gary Kuester
                                        ----------------------------------------
                                        Gary Kuester
                                        Chairman of the Board and President